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Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts," and to the use of our report dated September 30, 2003, in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-10531) and related Prospectuses of Norcross Safety Products L.L.C. and Norcross Capital Corp. for the registration of $152,500,000 of 9 7/8% Senior Subordinated Notes, Series B due 2011.

Ernst & Young AG
Wirtschaftsprüfungsgesellschaft

Eschborn/Frankfurt am Main, Germany
February 16, 2004

/s/ Annett Martin Annett Martin Wirtschaftprüferin	/s/ Thomas Grotenrath Thomas Grotenrath Wirtschaftsprüfer

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  Exhibit 23.3
Consent of Independent Auditors